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                                                                    EXHIBIT 99.4

Sent via Facsimile and Overnight Commercial Courier


April 20, 2004

Mr. J. Raymond Bilbao
Senior Vice President, General Counsel and Secretary
Minorplanet Systems USA, Inc.
1155 Kas Drive,
Suite 100
Richardson, TX 75081

Re: Minorplanet Systems USA, Inc. (System: MNPLQ)
    Nasdaq Listing Qualifications Panel
    Notice of Additional Deficiency, Docket NQ 4553C-04

Dear Mr. Bilbao:

It has come to our attention that Minorplanet Systems USA, Inc. (the "Company") no longer satisfies the minimum bid price requirement set forth in Nasdaq Marketplace Rule 4310(c)(4) (see attached memorandum). Notwithstanding the 180-day afforded by Marketplace Rule 4310(c)(8)(D), this is formal notification that the Nasdaq Listing Qualifications Panel will consider this additional issue in rendering a decision regarding the Company's continued listing on The Nasdaq SmallCap Market. Accordingly, the Company is invited to make a written submission addressing the additional deficiency, but must do so no later than the close of business on TUESDAY, APRIL 27, 2004. In the event the Company fails to address the issue specified, the Panel will consider the record as it currently exists and will make its determination based upon that information.

Should you have any questions regarding this matter, please do not hesitate to contact me at (301) 978-8077.

Sincerely,


(x) Katherine M. Roberson
Katherine M. Roberson
Counsel
Nasdaq Listing Qualifications Hearings



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                            MINORPLANET SYSTEMS, INC.
                    HEARINGS MEMORANDUM - ADDITIONAL CONCERN
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TRADING SYMBOL:                     MNPLQ
HEARING DATE:                       MARCH 11, 2004
NASDAQ ANALYST:                     MARILYN BACOT
MEMO PREPARATION DATE:              APRIL 20, 2004
ORIGINAL DEFICIENCY:                BANKRUPTCY
ADDITIONAL DEFICIENCY:              BID PRICE
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ADDITIONAL DEFICIENCY:

For the last 31 consecutive calendar days, the Company's common stock has not maintained a minimum closing bid price of $1.00 as required for continued inclusion by Marketplace Rule 4310(c)(4). Notwithstanding Marketplace Rule 4310(c)(8)(D), which allows the company 180 days to regain compliance, Staff recommends that the Company address this additional concern.